EXHIBIT 99.1

ADTRAN, INC.

DECLARES A TWO-FOR-ONE STOCK SPLIT AND QUARTERLY CASH DIVIDEND AND REPORTS THIRD QUARTER 2003 RESULTS

HUNTSVILLE, AL—(BUSINESS WIRE)—October 13, 2003—ADTRAN, Inc. (NASDAQ: ADTN) announced today that its Board of Directors declared a two-for-one stock split, effective December 15, 2003, to be effected in the form of a stock dividend of one share of common stock for each outstanding share of common stock for shareholders of record on December 1, 2003. ADTRAN Chairman and Chief Executive Officer Mark Smith stated, “With an increasing share price, we believe a stock split should improve shareholders’ flexibility in making portfolio decisions and should dampen volatility in the marketplace.”

The Company also reported results for the third quarter ended September 30, 2003. Sales increased 20% to $106,201,000 for the quarter compared to $88,180,000 for the third quarter of 2002. Net income increased 411% to $17,165,000 for the quarter compared to $3,358,000 for the third quarter of 2002. Earnings per share, assuming dilution, were $0.42 for the quarter compared to $0.09 for the third quarter of 2002.

Net income increased 69% for the quarter compared to pro-forma income of $10,149,000 for the third quarter of 2002. Pro-forma earnings per share were $0.27 per share for the third quarter of 2002. Pro-forma income and pro-forma earnings per share, for the third quarter of 2002, exclude the effect of an impairment charge primarily related to other than temporary declines in the fair value of marketable equity securities and write-downs of private securities. A reconciliation of pro-forma income and pro-forma earnings per share to net income and earnings per share is included in the Condensed Statements of Income attached to this release. Split effected earnings per share and pro-forma earnings per share are also included in the Condensed Statements of Income attached to this release.

Gross margins were 55.5% for the quarter compared to 51.6% for the third quarter of 2002.

Net cash provided by operating activities for the quarter was $28 million. Cash and marketable securities, net of debt, totaled $278 million at September 30, 2003, after paying special and quarterly cash dividends on August 29, 2003, totaling $83 million.

Mr. Smith stated, “Our results for the third quarter and year-to-date speak clearly to our abilities to successfully secure new growth opportunities through new product development initiatives and to aggressively expand market share as the cost leader. We expect these attributes will continue to position us well for future growth, particularly during an improving enterprise spending environment when priorities of low cost, best value and superior service will endure as our customers’ primary focus.”

The Company also announced that its Board of Directors declared its second quarterly cash dividend of $0.15 per common share, to be paid to holders of record at the close of business on October 31, 2003. The ex-dividend date is October 29, 2003 and the payment date is November 17, 2003. This quarterly dividend will be paid prior to the stock split.

The Company will host a conference call on Tuesday, October 14, 2003 at 10:30 a.m. Eastern Time to discuss its third quarter 2003 financial results. To listen to the webcast of this conference call, visit ADTRAN’s Investor Relations page at http://www.adtran.com approximately 10 minutes before the start of the call and click on the conference call link provided. As indicated in the Company’s press release of October 2, 2003, an online replay of the webcast of the conference call, as well as the text of this release, will be available on the Investor Relations page of the Company’s website for at least 12 months following the date of this release.

ADTRAN, Inc. is an established supplier of advanced transmission products that provide users access to today’s expansive telecommunications networks. Widely deployed in carrier, enterprise and global networks worldwide, ADTRAN products support all major digital access technologies. ADTRAN equipment is widely deployed by major Incumbent Local Exchange Carriers, Inter-exchange Carriers, ISPs, Competitive Service Providers, international service providers, public and private enterprises, and original equipment manufacturers.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in the Company’s annual report on Form 10-K for the year ended December 31, 2002. Such risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Balance Sheet

September 30, 2003

Unaudited

(Dollars in thousands)

September 30, 2003
Assets
Cash and cash equivalents	$74,922
Short-term investments	$16,703
Accounts receivable (net)	$53,855
Other receivables	$7,569
Inventory (net)	$38,281
Prepaid expenses and other current assets	$7,085

Total current assets	$198,415

Equipment (net)	$28,799
Land	$4,263
Bldg. & land improvements (net)	$65,940
Other assets	$491
Deferred tax assets	$740
Long-term investments	$238,845

Total assets	$537,493

Liabilities and stockholders’ equity
Accounts payable	$25,585
Accrued wages and benefits	$9,158
Accrued income taxes	$207
Accrued liabilities	$3,301

Total current liabilities	$38,251

Deferred tax liabilities	$6,504
Long term debt	$50,000

Total long term liabilities	$56,504

Total liabilities	$94,755

Stockholders’ equity	$442,738

Total liabilities and stockholders’ equity	$537,493

Condensed Statements of Income

For the periods ending 9/30/03 and 9/30/02

(Dollars in thousands, except per share data)

	Third Quarter 2003	Third Quarter 2002
Sales	$106,201	$88,180
Cost of sales	47,283	42,655

Gross profit	58,918	45,525

Selling, general and administrative expenses	20,623	19,587
Research and development expenses	14,990	14,009

Profit from operations	23,305	11,929

Interest expense	(632)	(646)
Net realized investment gain(loss)	0	(265)
Other income (primarily interest)	3,035	2,608

Income before provision for income taxes, excluding item detailed below	25,708	13,626

Provision for income taxes	(8,543)	(3,477)

Income, excluding net investment impairment charge	17,165	10,149

Investment impairment charge, net (1)	0	(6,791)

Net income	$17,165	$3,358

Weighted average shares outstanding:
Basic	38,718	37,645
Diluted (2)	40,720	37,671

Earnings per share, excluding net realized investment impairment charge
Basic	$0.44	$0.27
Diluted (2)	$0.42	$0.27

Earnings per share
Basic	$0.44	$0.09
Diluted (2)	$0.42	$0.09

Weighted average shares outstanding with 2 for 1 split (3)
Basic	77,436	75,290
Diluted (2)	81,440	75,342

Earnings per share, excluding net realized investment impairment charge, 2 for 1 split effected (3)
Basic	$0.22	$0.13
Diluted (2)	$0.21	$0.13

Earnings per share, 2 for 1 split effected (3)
Basic	$0.22	$0.04
Diluted (2)	$0.21	$0.04

(1)	Amount is comprised of other-than-temporary declines in the fair value of marketable equity securities and write-downs of private securities.

Investment impairment charge before tax	$0	($10,290)
Income tax effect (using statutory rate)	$0	$3,499

Net investment impairment charge	$0	($6,791)

(2)	Assumes exercise of dilutive stock options calculated under the treasury stock method

(3)	Adtran’s board of directors voted to split the shares of common stock on a 2 for 1 basis to be effected in the form of a stock dividend to stockholders of record on December 1, 2003, with distribution on December 15, 2003.

Management believes a pro-forma presentation provides investors with additional insight into the Company’s financial results. The pro-forma presentation segregates the financial effect of impairment charges of marketable equity securities and write-downs of private securities from transactional based investment activity, reflected in net realized investment gain (loss), during the reporting period.

Condensed Statements of Income

For the periods ending 9/30/03 and 9/30/02

(Dollars in thousands, except per share data)

	Nine Months Ended 2003	Nine Months Ended 2002
Sales	$282,860	$257,307
Cost of sales	127,170	130,800

Gross profit	155,690	126,507

Selling, general and administrative expenses	61,121	60,653
Research and development expenses	42,899	42,480

Profit from operations	51,670	23,374

Interest expense	(1,951)	(1,961)
Net Realized investment gain(loss)	226	108
Other income (primarily interest)	8,570	6,657

Income before provision for income taxes, excluding item detailed below	58,515	28,178

Provision for income taxes	(18,432)	(7,575)

Income, excluding net investment impairment charge	40,083	20,603

Investment impairment charge, net (1)	0	(7,938)

Net income	$40,083	$12,665

Weighted average shares outstanding:
Basic	38,115	38,235
Diluted (2)	40,006	38,304

Earnings per share, excluding net realized investment impairment charge
Basic	$1.05	$0.54
Diluted (2)	$1.00	$0.54

Earnings per share
Basic	$1.05	$0.33
Diluted (2)	$1.00	$0.33

Weighted average shares outstanding with 2 for 1 split (3)
Basic	76,230	76,470
Diluted (2)	80,012	76,608

Earnings per share, excluding net realized investment impairment charge, 2 for 1 split effected (3)
Basic	$0.53	$0.27
Diluted (2)	$0.50	$0.27

Earnings per share, 2 for 1 split effected (3)
Basic	$0.53	$0.17
Diluted (2)	$0.50	$0.17

(1)	Amount is composed of other-than-temporary declines in the fair value of marketable equity securities and write-downs of private securities.

Investment impairment charge before tax	$0	($12,027)
Income tax effect (using statutory rate)	$0	$4,089

Net investment impairment charge	$0	($7,938)

(2)	Assumes exercise of dilutive stock options calculated under the treasury stock method.

(3)	Adtran’s board of directors voted to split the shares of common stock on a 2 for 1 basis to be effected in the form of a stock dividend to stockholders of record on December 1, 2003, with distribution on December 15, 2003.

Management believes a pro-forma presentation provides investors with additional insight into the Company’s financial results. The pro-forma presentation segregates the financial effect of impairment charges of marketable equity securities and write-downs of private securities from transactional based investment activity, reflected in net realized investment gain (loss), during the reporting period.

CONTACT:

Jim Matthews

Senior Vice President – Finance

Chief Financial Officer

256-963-8775

INVESTOR SERVICES/ASSISTANCE:

Charlene Little

256-963-8611

Cathy Bartels

256-963-8220